Registration No. 333-
===============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                 ALPHATRADE.COM
               (Exact name of issuer as specified in its charter)

             Nevada                                      98-0211652
 (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                   Identification Number)

         Suite 1322 - 1111 West Georgia St, Vancouver BC V6E 4M3 Canada
               (Address of Principal Executive Offices) (Zip Code)

                    AlphaTrade.com 2003 Stock Incentive Plan
                            (Full title of the plan)

                                  Penny Perfect
                        Suite 1322 - 1111 West Georgia St
                           Vancouver BC V6E 4M3 Canada
                     (Name and address of agent for service)

                                 (604) 681-7503
          (Telphone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
==================== ============ ================ ================ ============
                                  Proposed Maximum Proposed Maximum  Amount of
Title of Securities  Amount to be  Offering Price     Aggregate     Registration
 to be Registered     Registered     Per Share      Offering Price      Fee
-------------------- ------------ ---------------- ---------------- ------------
Common Stock,         2,300,000   $0.62 per Share    $ 1,426,000     $ 180.68
par value $.001(1)     Shares
==================== ============ ================ ================ ============
                                                       TOTAL FEE     $ 180.68

(1) The shares are to be issued pursuant to the AlphaTrade.com 2003 Stock Incentive Plan. The proposed maximum offering price per share has been determined pursuant to Rule 457(h) and is based on the price of the Registrant's common stock on the date of grant of the options.








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
Part I  -   INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

     All information required by Part I to be contained in the prospectus is omitted from this registration statement on Form S-8 in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act").


Part  II  -  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference

     The following documents are incorporated by reference in this registration statement by AlphaTrade.com (the "Registrant") and made a part hereof. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

     (a) The Registrant's latest annual report on Form 10-KSB for the fiscal year ended December 31, 2002, which contains audited financial statements for the Registrant's fiscal year ended December 31, 2002.

     (b) The Registrant's quarterly reports on Form 10-QSB for the three month periods ended March 31, 2003, June 30, 2003 and September 30, 2003.

     (c) Any and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's documents referred to in (a) above.


Item 4.    Description of Securities.

     The Registrant is authorized to issue 100,000,000 shares of common stock, par value $.001. All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof to

     (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders;

     (ii) to participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available therefore; and

     (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation of the Registrant.

     Stockholders of the Registrant have no preemptive rights to acquire additional shares of common stock or any other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. All outstanding shares of common stock are fully paid and non-assessable.


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
Item 5.    Interest of Named Experts and Counsel.

         Not applicable pursuant to the amount limitations set forth in instruction 1 to Item 509 of Regulation S-B.

Item 6.    Indemnification of Directors and Officers.

     Under Nevada Revised Statutes Section 78.138, a director or officer is generally not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer, unless it is proven that:

     (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

     (iii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

     This provision is intended to afford directors protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director. As a consequence of this provision, stockholders of the Registrant will be unable to recover monetary damages against directors for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's fiduciary duty and does not eliminate or limit the right of the Registrant or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

     As permitted by Nevada law, the Registrant's By-Laws include a provision which provides for indemnification of a director or officer by the Registrant against expenses, judgments, fines and amounts paid in settlement of claims against the director or officer arising from the fact that he was an officer or director, provided that the director or officer acted in good faith and in a manner he or she believed to be in or not opposed to the best interests of the Registrant.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


Item 7.    Exemption from Registration Claimed.

         Not applicable.


Item 8.    Exhibits.

     (a)   The following exhibits are filed with this registration statement:




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
Exhibit No.             Exhibit Name
-----------             ------------
 5.1      Opinion of Leonard E. Neilson, Attorney at Law
23.1      Consent of H J & Associates, LLC, Independent Certified Public
          Accountants
23.2      Consent of Leonard E. Neilson, Attorney at Law (included in Exhibit
          5.1)
99.1      AlphaTrade.com 2003 Stock Incentive Plan

















































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
Item 9.           Undertakings.

(a)    The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to  reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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
                                   SIGNATURES

       The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Providence of British Columbia, on this 24th day of February 2004.

                                                    ALPHATRADE.COM




                                  By:             /S/   PENNY PERFECT
                                     -------------------------------------------
     Penny Perfect
                                                     President

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                      Title                   Date
        ---------                      -----                   ----

                                                             February 24, 2004
    /S/ PENNY PERFECT            President, and Director
----------------------------
       Penny Perfect


                                                             February 24, 2004
     /S/ GORDON MUIR             CEO, Chairman and Director
----------------------------
       Gordon Muir


                                                             February 24, 2004
    /S/ LISA MCVEIGH             Director
----------------------------
      Lisa McVeigh


                                                             February 24, 2004
    /S/ RAYMOND HATCH            Director
----------------------------
       Raymond Hatch









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